Registration No.  33-10528



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                 Post-Effective Amendment No. 1 to
                             FORM S-8
                      Registration Statement
                 Under The Securities Act Of 1933


                  COMPETITIVE TECHNOLOGIES, INC.
          ______________________________________________
      (Exact name of registrant as specified in its charter)

             Delaware                             36-2664428
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


1960 Bronson Road
Fairfield, Connecticut                             06430
(Address of principal executive offices)                    (Zip
Code)


                 KEY EMPLOYEES' STOCK OPTION PLAN
                DIRECTORS' STOCK PARTICIPATION PLAN
                     (Full title of the plans)

                       FRANK R. McPIKE, JR.
                             President
                   Competitive Technologies Inc.
                         1960 Bronson Road
                             Fairfield, CT  06430
              (Name and address of agent for service)

                                  (203) 255-6044
   (Telephone number, including area code, of agent for service)


                             Copy to:


                          Allan J. Reich
                       D'Ancona & Pflaum LLC
                111 East Wacker Drive, (Suite 2800)
                        Chicago, IL  60601
                    Telephone:  (312) 602-2111


                              PART II


     Pursuant to the undertaking contained in this Registration

Statement, the Registrant (formerly known as University Patents,

Inc.) hereby removes from registration hereunder all securities registered hereunder which remain unsold at the effective date of this Post-Effective Amendment.



                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 9TH day of November 2001.


                                 COMPETITIVE TECHNOLOGIES, INC.
                                 (Registrant)

                                   By:
                                        Frank R. McPike, Jr.
                                        President, Chief Executive
                                        Officer, Chief Financial
                                        Officer, Director and
                                        Authorized Signer